UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2006

RUDY 45

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(Exact Name of Registrant as Specified in Charter)

     Nevada                                     000-29475

          88-0491630

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      (State or Other Jurisdiction     (Commission File Number)           (IRS Employer

               of Incorporation)

                      Identification No.)

2633 Lincoln Boulevard, Suite 117
Santa Monica, CA 90405

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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (310) 452-3206

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]      Written communications pursuant to Rule 425 under the Securities Act

         (17 CFR 230.425)

[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

         CFR 240.14a-12)

[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the

         Exchange Act (17 CFR 240.14d-2(b))

[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the

         Exchange Act (17 CFR 240.13e-4(c))

Section 5--Corporate Governance and Management

Item 5.01      Changes in Control of Registrant.

On August 31, 2006, ZIAM, INC. (“ZIAM”) completed the purchase of a total of 50,000,000 shares of the Company’s $0.001 par value common stock, representing approximately 59% of the Company’s currently issued and outstanding common stock. The shares were purchased from the Shareholders of the Company, for an aggregate purchase price of $150,000.00. The transaction was completed pursuant to the terms of a Stock Purchase Agreement dated August 31, 2006.

ZIAM used its own capital to purchase the stock.

Neither ZIAM nor any of its affiliates have any relationship with the Company or any of its affiliates other than in respect to the Stock Purchase Agreement.

Section 5--Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the change of control described in Item 5.01, Mr. David G. Zanardi, Esq. was appointed as President and Director of the Company.  Mr. Zanardi is currently the President and CEO of ZIAM whose principal offices are located at 10010 San Pedro Avenue Suite 310 San Antonio, Texas 78216.

For the past 9 years, Mr. Zanardi has been a practicing attorney holding a Bachelors Degree in Communications from “Virginia Tech” University and an LLM from Georgetown University.

Section 8 -- Other Events

Item 8.01 Other Events

As a result of the change of control discussed in Items 5.01 and 5.02 the address of the principal executive offices of Rudy 45 are currently 10010 San Pedro Avenue San Antonio, Texas 78216; telephone number (210)-344-2700.

Section 9 -- Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(d)

The following exhibits are filed herewith:

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Stock Purchase Agreement dated August 31, 2006, by and between the Company,

ZIAM, as Buyer and certain Shareholders of  RUDY 45 as Seller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this  Report to be  signed on its  behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2006

         RUDY 45

By:

    /s/ DAVID ZANARDI

           David Zanardi, President